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                                                                      EXHIBIT 21

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


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                                                                                                                JURISDICTION OF
SUBSIDIARY                                                                                                      INCORPORATION
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
Alpine Industries, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Washington

Care Free Aluminum Products, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Michigan

CFA Holding Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware

RBP of Arizona, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware

RBP Custom Glass, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware

RBP Fenesco, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware

RBP of Texas, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware

RBP Trans, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware

Ultra Building Systems, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  New Jersey
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